Exhibit 1.2

Execution Version

MONDELĒZ INTERNATIONAL, INC.

(the “Company”)

Debt Securities

TERMS AGREEMENT

(this “Agreement”)

January 13, 2016

To: The Representatives of the Underwriters identified herein

Ladies and Gentlemen:

The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Amended and Restated Underwriting Agreement relating to debt securities covered by the Company’s registration statement on Form S-3 (File No. 333-194330) (incorporated by reference to Exhibit 1.1 to the Company’s registration statement on Form S-3 (File No. 333-172488) filed on February 28, 2011) (the “Underwriting Agreement”), the following securities (the “Offered Securities”) on the following terms:

OFFERED SECURITIES

Title:

1.625% Notes due 2023 (the “Notes”)

Principal Amount:

€700,000,000 aggregate principal amount of Notes.

Interest:

Interest on the Notes is payable annually on January 20 of each year, commencing January 20, 2017 until the Maturity Date. The Notes will bear interest at the rate of 1.625% per annum.

Interest on the Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Notes (or January 21, 2016 if no interest has been paid on the Notes), to but excluding the next scheduled interest payment date, i.e. the Actual/Actual (ICMA) payment convention as defined in the rulebook of the International Capital Market Association.

Interest on the Notes will be paid to the persons in whose names such Notes are registered at the close of business the business day before the relevant interest payment date (or to the applicable depositary, as the case may be).

Maturity Date:

The Notes will mature on January 20, 2023.

Currency of Denomination:

The Notes will be denominated in euro (€).

Currency of Payment:

All payments of interest and principal, including payments made upon any redemption of the Notes, will be made in euro (€).

Under certain circumstances, payments in respect of the Notes will be made in U.S. dollars, as described under the caption “Description of Notes—Issuance in Euro” in the Prospectus Supplement. Any payments in respect of the Notes so made in U.S. dollars will not constitute an event of default under the terms of the Notes.

Form and Denomination:

The Notes will be issued only in registered form and deposited in global form with a common depositary for Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”) in minimum denominations of €100,000 in principal amount and integral multiples of €1,000 in excess thereof.

Change of Control:

Upon the occurrence of a Change of Control Triggering Event (as defined in the Prospectus Supplement), the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase as and to the extent set forth in the Prospectus Supplement under the caption “Description of Notes—Change of Control.”

Optional Redemption:

The Company may redeem the Notes, in whole at any time or in part from time to time, as described under the caption “Description of Notes—Optional Redemption” in the Prospectus Supplement.

Redemption for Tax Reasons:

The Company may redeem all, but not part, of the Notes upon the occurrence of specified tax events described under the caption “Description of Notes—Redemption for Tax Reasons” in the Prospectus Supplement.

Conversion Provisions:

None.

Sinking Fund:

None.

Listing:

New York Stock Exchange.

Payment of Additional Amounts:

In addition, the Company shall pay Additional Amounts to holders as and to the extent set forth under the caption “Description of Notes—Payment of Additional Amounts” in the Prospectus Supplement.

The Company undertakes that, to the extent permitted by law, the Company will maintain a paying agent that will not require withholding or deduction of tax pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such European Council Directive.

Purchase Price:

98.976% of the principal amount of the Notes, plus accrued interest, if any, from January 21, 2016.

Expected Reoffering Price:

99.301% of the principal amount of the Notes, plus accrued interest, if any, from January 21, 2016.

OTHER MATTERS

Closing:

On or before 2:00 p.m., Brussels time, on January 21, 2016, whereby payment to the Company is effected by the common depositary for Clearstream and Euroclear on behalf of the Underwriters against delivery of the Notes, which will be delivered to the nominated account for and on behalf of the Underwriters through Clearstream and Euroclear.

Settlement and Trading:

Registered form only via Clearstream or Euroclear.

Names and Addresses of the Representatives and Lead Underwriters:

Merrill Lynch International

2 King Edward Street

London, UK EC1A 1HQ

United Kingdom

BNP Paribas

10 Harewood Avenue

London, NW1 6AA

United Kingdom

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

United Kingdom

The respective principal amounts of the Offered Securities to be severally purchased by each of the Underwriters, on and subject to the terms and conditions of the Underwriting Agreement, are set forth opposite their names in Schedule A hereto.

The provisions of the Underwriting Agreement are incorporated herein by reference, except that:

(1) Section 2(x) of the Underwriting Agreement is hereby replaced in its entirety as follows:

“(x) Except as otherwise disclosed in the Pricing Prospectus and the Prospectus, (i) to the knowledge of the Company after due inquiry, neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons either (A) of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office; (B) the U.K.

Bribery Act 2010 (the “Bribery Act”); or (C) any other applicable anti-bribery or corruption law of any jurisdiction and (ii) the Company, its subsidiaries and, to the knowledge of the Company after due inquiry, its affiliates have conducted and will continue to conduct their businesses in material compliance with the FCPA, the Bribery Act and other applicable anti-bribery and corruption laws, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.”

(2) Section 2(z) of the Underwriting Agreement is hereby replaced in its entirety as follows:

“(z) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the target of any sanctions (each, a “Sanctions Target”), or owned 50% or more or otherwise controlled by, or acting on behalf of one or more Persons subject to or the target of any sanctions, including, without limitation, sanctions enforced by the United States Government such as the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), as well as sanctions enforced by the United Nations Security Council (“UNSC”), the European Union, or Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized, or resident in a country or territory that is the subject of comprehensive Sanctions; and, except as permitted by a competent government agency or department, pursuant to license, regulatory exemption or other applicable provision of law, the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute, or otherwise make available such proceeds to any subsidiaries, joint venture partners, or other Person, (i) for the purpose of funding or facilitating any activities of or business with any Person that, at the time of such funding or facilitation, is a Sanctions Target, (ii) for the purpose of funding or facilitating any activities of or business in any country or territory that is the subject of comprehensive Sanctions, or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. This representation, warranty and undertaking is made if and to the extent that making it does not result in a violation of Council Regulation (EC) No. 2271/96 of 22 November 1996, or any applicable anti-boycott laws or regulations.”

(3) Section 5(d) of the Underwriting Agreement is hereby replaced in its entirety as follows:

“(d) The Representatives shall have received an opinion, dated the Closing Date, from: (i) Hunton & Williams LLP, Virginia legal counsel to the Company, with respect to the matters set forth in Exhibit A; and (ii) Gibson, Dunn & Crutcher LLP, New York legal counsel to the Company, with respect to the matters set forth in Exhibit B.”

(4) Each of Section 6(a) and Section 6(b) of the Underwriting Agreement is hereby amended to replace “directors and officers” in the first sentence thereof with

“directors, officers, employees, agents and affiliates,” and Section 6(a) of the Underwriting Agreement is further amended to replace “Underwriter” the fourth and fifth time it appears in such section with “indemnified person.”

(5) Notwithstanding anything in Section 4(h) of the Underwriting Agreement to the contrary, the Underwriters shall pay all expenses (including reasonable fees and disbursements of their counsel) incurred in connection with the qualification of the Offered Securities for sale and any determination of their eligibility for investment under the laws of such jurisdictions as the Representatives reasonably designate.

In addition to the representations and warranties contained in Section 2 of the Underwriting Agreement, the Company, as of the date hereof and as of the Closing Date, represents and warrants to, and agrees with, each Underwriter that the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

All references to “Kraft Foods Inc.” in the Underwriting Agreement shall be deemed to refer to Mondelēz International, Inc.

For purposes of the Underwriting Agreement, the “Applicable Time” shall be 3:45 p.m. (London time) on January 13, 2016.

The Offered Securities will be made available for checking at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, prior to the Closing Date.

For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by the Underwriters for use in the Prospectus consists of the following information in the Prospectus: the information contained in the seventh, eighth, ninth and tenth paragraphs under the caption “Underwriting” in the Prospectus Supplement.

The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1 / New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means the Representatives, “Settlement Lead Manager” means Deutsche Bank AG, London Branch, “Stabilising Manager” means Deutsche Bank AG, London Branch and “Subscription Agreement” means the Underwriting Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 7 of the Underwriting Agreement. For the avoidance of doubt, Section 7 of the Underwriting Agreement is subject to the terms and conditions of the Agreement Among Managers other than Clause 3 thereof. Notwithstanding the foregoing, the Underwriters shall pay their own expenses in accordance with the amount of Offered Securities purchased by such Underwriter as set forth on Schedule A, including the fees and disbursements of their counsel.

For the purpose of the following paragraphs,

(1) “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time

(2) “Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation.

(3) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

(4) “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/.

(5) “BRRD Liability” has the same meaning as in such laws, regulations, rules or requirements implementing the BRRD under the applicable Bail-in Legislation.

(6) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriter.

Notwithstanding any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, each party hereto acknowledges, accepts, and agrees to be bound by:

(1) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(a) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(b) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriters or another person (and the issue to or conferral on the Company of such shares, securities or obligations);

(c) the cancellation of the BRRD Liability;

(d) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(2) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(Remainder of page intentionally left blank)

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

MONDELEZ INTERNATIONAL, INC.

By:	/s/ Dexter P. Congbalay
	Name:	Dexter P. Congbalay
	Title:	Vice President, Treasury and Investor Relations

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH INTERNATIONAL

By:	/s/ Olcay Yağci
	Name:	Olcay Yağci
	Title:	MD

BNP PARIBAS

By:	/s/ L B M Foster
	Name:	L B M Foster
	Title:	Authorised Signatory

By:	/s/ Maya Mehta
	Name:	Maya Mehta
	Title:	Authorised Signatory

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Jared Birnbaum
	Name:	Jared Birnbaum
	Title:	Managing Director
Debt Capital Markets Coverage - Corporates

By:	/s/ Ben Smilchensky
	Name:	Ben Smilchensky
	Title:	Managing Director

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

J.P. Morgan Securities plc

By:	/s/ Joanna Dai

	Name:	Joanna Dai

	Title:	Vice President

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

MIZUHO INTERNATIONAL PLC

By:	/s/ Guy Reid

	Name:	Guy Reid

	Title:	Managing Director

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

BANCO BILBAO VIZCAYA ARGENTARIA, S.A.

By:	/s/ Sandra de las Cavadas

	Name:	Sandra de las Cavadas

	Title:	E. D.

By:	/s/ Juan Garnica

	Name:	Juan Garnica

	Title:	MD

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

BANCO SANTANDER, S.A.

By:	/s/ Ignacio Bas

	Name:	Ignacio Bas

	Title:	Vice President

By:	/s/ Eric Bellanger

	Name:	Eric Bellanger

	Title:	Director

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

COMMERZBANK AKTIENGESELLSCHAFT

By:	/s/ Frank Nguyen

	Name:	Frank Nguyen

	Title:	Director

Authorised Signatory

By:	/s/ Peter Schikaneder

	Name:	Peter Schikaneder

	Title:	Managing Director

Authorised Signatory

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:	/s/ P A Brown

	Name:	P A Brown

	Title:	M.D.

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

MITSUBISHI UFJ SECURITIES INTERNATIONAL PLC

By:	/s/ Trevor Kemp

	Name:	Trevor Kemp

	Title:	Authorised Signatory

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

SCOTIABANK EUROPE PLC

By:	/s/ James Walter

	Name:	James Walter

	Title:	Director

By:	/s/ Simon Last

	Name:	Simon Last

	Title:	Managing Director

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

SOCIÉTÉ GÉNÉRALE

By:	/s/ Brendon Moran

	Name:	Brendon Moran

	Title:	Global Co-Head of Corporate Origination

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

ACADEMY SECURITIES, INC.

By:	/s/ R. Chance Mims

	Name:	R. Chance Mims

	Title:	CEO

By:	/s/ R. Chance Mims

	Name:	R. Chance Mims

	Title:	CEO

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

DREXEL HAMILTON, LLC

By:	/s/ Brian Meenan

	Name:	Brian Meenan

	Title:	VP Syndicate

By:	/s/ John Martinko

	Name:	John Martinko

	Title:	MD – Cap. Mkts.

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

LEBENTHAL & CO., LLC

By:	/s/ Matthew Eng

	Name:	Matthew Eng

	Title:	VP

Acting on behalf of itself as an Underwriter.

SIGNATURE PAGE TO TERMS AGREEMENT

SCHEDULE A

Underwriters	Principal Amount of Notes
Merrill Lynch International	€98,000,000
BNP Paribas	98,000,000
Deutsche Bank AG, London Branch	98,000,000
J.P. Morgan Securities plc	98,000,000
Mizuho International plc	98,000,000
Banco Bilbao Vizcaya Argentaria, S.A.	27,000,000
Banco Santander, S.A.	27,000,000
Commerzbank Aktiengesellschaft	27,000,000
Crédit Agricole Corporate and Investment Bank	27,000,000
Mitsubishi UFJ Securities International plc	27,000,000
Scotiabank Europe plc	27,000,000
Société Générale	27,000,000
Academy Securities, Inc.	7,000,000
Drexel Hamilton, LLC	7,000,000
Lebenthal & Co., LLC	7,000,000

Total	€700,000,000

EXHIBIT A

Form of Opinion of Hunton & Williams LLP

1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia, and has all requisite corporate power and authority to own or hold its properties and to conduct the businesses in which it is engaged as described in the Prospectus.

2. No filing with, notice to, or consent, approval, authorization, registration, qualification or order of any governmental agency or body or official of the Commonwealth of Virginia or, to our knowledge, any court thereof, is required to be made or obtained in connection with the execution, delivery and performance of the Terms Agreement or the consummation of the transactions contemplated by the Terms Agreement, except as may be required under the blue sky laws of the Commonwealth of Virginia (as to which we express no opinion).

3. The Terms Agreement, the Indenture and the Notes have been duly authorized, executed and delivered by the Company.

4. None of the execution and delivery by the Company of the Terms Agreement, the consummation by the Company of the transactions contemplated by the Terms Agreement and the Indenture, or the issuance and sale of the Notes or compliance with the terms and provisions thereof, will (a) violate the Articles of Incorporation or the Bylaws or (b) violate any law, rule, regulation or order, known to us to be applicable to the Company, of any Virginia court or governmental agency under the laws of the Commonwealth of Virginia.

EXHIBIT B

Form of Opinion of Gibson, Dunn & Crutcher LLP

1. Each subsidiary of the Company listed on Annex A (each, a “Significant Subsidiary”) is a validly existing corporation or limited liability company, as the case may be, in good standing under the laws of the State of Delaware with the requisite corporate or other power and authority to own its properties and conduct its business as described in the Prospectus.

2. The Indenture constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3. The Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. The execution and delivery by the Company of the Note Documents to which it is a party, the performance of its obligations thereunder, and the issuance by the Company of the Notes to the Underwriters:

(i) do not and will not result in a breach of or default under any agreement to which the Company is a party that is identified to us in a certificate of the Company as being material to the Company and its subsidiaries taken as a whole, which agreements are listed on Annex B; and

(ii) do not and will not violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the United States of America under, any law or regulation currently in effect of the State of New York or the United States of America applicable to the Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Underwriting Agreement, except for such filings or approvals as already have been made or obtained under the Securities Act of 1933, as amended (the “Securities Act”).

5. Insofar as the statements in the Pricing Disclosure Package and the Prospectus under the caption “Description of Notes” and “Description of Debt Securities” purport to describe specific provisions of the Notes or the Indenture, such statements present in all material respects an accurate summary of such provisions.

6. Insofar as the statements in the Pricing Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” purport to describe specific provisions of the Internal Revenue Code of 1986, as amended, or the rules and regulations thereunder, or legal conclusions with respect thereto, such statements present in all material respects an accurate summary of such provisions or conclusions.

7. The Company is not and, after giving effect to the sale of the Notes and the use of proceeds therefrom as described in the Prospectus, will not be an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). For purposes of this paragraph 7, the term “investment company” has the meanings ascribed to such term in the Investment Company Act.

8. Except for the financial statements and schedules, statistical information that is purported to have been provided on the authority of an expert or public official and other information of an accounting or financial nature and the Statement of Eligibility on Form T-1 of the Trustee included or incorporated by reference therein, as to which we express no opinion or belief, no facts have come to our attention that led us to believe: (a) that the Registration Statement, at the time it became effective, or the Prospectus, as of the date of the Final Prospectus Supplement, were not appropriately responsive in all material respects to the requirements of the Securities Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; or (b)(i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, (ii) that the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.